EXHIBIT 99.1

SOURCECORP, Incorporated Completes

Internal Investigation

DALLAS, Texas (March 7, 2005) – SOURCECORP, Incorporated (NASDAQ: SRCPE) today announced that it has concluded its internal investigation first announced October 27, 2004 that focused on the financial results of one of the Company’s operating subsidiaries in the Information Management Division of the Company’s Information Management and Distribution reportable segment.

As previously announced, the Company is working towards restating certain prior period financial statements based on the results of such investigation. The Company is also continuing to fully cooperate with the SEC’s formal investigation process, which is still ongoing.

About SOURCECORP®

SOURCECORP, Incorporated provides business process outsourcing solutions and specialized high value consulting services to clients throughout the U.S. SOURCECORP focuses on business processes in information-intensive industries including healthcare, legal, financial services, government and transportation & logistics. Headquartered in Dallas, the Company serves clients throughout the United States through a network of locations in the U.S., Mexico and India. SOURCECORP is a component of both the S&P SmallCap 600 Index and the Russell 2000 Index.

For more information about SOURCECORP’s solutions visit the SOURCECORP website at www.srcp.com. The statements in this press release that are not historical fact are forward-looking statements that involve risks and uncertainties, which could cause actual results to differ materially from such forward-looking statements. These forward-looking statements include, but are not limited to, the statements relating to the anticipated impact of adjustments to our restated financial statements and our ongoing investigation, any financial estimates, projections, and estimates of future contract values included in this press release. The aforementioned risks and uncertainties include, without limitation, the uncertainty of completing our investigation in a timely manner and the actual costs and results of such investigation, the effect of our investigation and financial statement restatement on the trading price of our stock, the risks of integrating our operating companies, of the timing and magnitude of technological advances, of the occurrences of a diminution in our existing customers’ needs for our services, of a change in the

© 2004 SOURCECORP, Inc. All rights Reserved	Exhibit 99.1 – Page 1

amount companies outsource business processes, of the impact to margins resulting from a change in revenue mix as well as the risks detailed in SOURCECORP’s filings with the Securities and Exchange Commission, including without limitation, those detailed under the heading “Risk Factors” in the Company’s most recent annual report on Form 10-K. SOURCECORP disclaims any intention or obligation to revise any forward-looking statements, including financial estimates, whether as a result of new information, future events, or otherwise, except as required by law.

Contact SOURCECORP: Barry Edwards, EVP & Chief Financial Officer: 214.740.6690

© 2004 SOURCECORP, Inc. All rights Reserved	Exhibit 99.1 – Page 2